Exhibit 10.40

[UNOFFICIAL ENGLISH TRANSLATION SOLELY FOR REFERENCE]

Equity Transfer Agreement

Party A	(Transferor): (Transferor):	YANG Baorong WU Yang

Party B Legal Representative:	(Transferee)	Xi'an Baorun Industrial GAO Xincheng

Parties A and B have entered into the agreement as follows regarding the transfer of all the equity interest held by Party A in Hanyang Jinzheng Petroleum Sales Co. Ltd (“Hanyang”) to Party B:

Article I    Definition of the Object of this Agreement

1. The “Equity Transferred” hereunder means:

(1) All the equity interest held by Party A in Hanyang, including all of its gas stations, gas station ground and structures, both above and under the ground, and operation facilities and equipment.

(2) All the certificates, land use right permits and approvals regarding Hanyang and all of its gas stations that are in Party A’s possession at the time of the signing of this Agreement and that shall be provided to Party B pursuant to the provisions herein, copies of contracts/agreements and all the rights and obligations under such contracts/agreements, and the gas station projects constructed with Hanyang’s investment and the land use right to the ground occupied by such projects and all the structures, both above and under the ground, and operation facilities and equipment (7 mu of ground area occupied by gas stations, the type of land is state land with use right period of 40 years; two-story gas station building to be constructed, including a sanitation room and employee dormitory, of about 196 square meters; 12 electronic gas filling machines; 5 storage tanks; rain shed and operation offices of about 988 square meters).

2. The “Transfer Price” hereunder means the transfer consideration of all the equity that Party B shall, pursuant to the provisions herein, pay to Party A in the total amount of RMB 68,000,000,00 even.

Article II    Party A’s Disclosure of Information Prior to Agreement Execution

1. Prior to the execution hereof, Party A has already shown to Party B the originals of the foresaid certificates, land use right permits and approvals regarding Hanyang.

2. Prior to the execution hereof, Party A has truthfully informed Party B of the origin, authenticity and performance status of the foresaid certificates, land use right permits and approvals regarding Hanyang, the conditions of the structures, both above and under the ground, within the ground area of the gas station, operation facilities and equipment, and has no instances of concealment and fabrication; Party A warrants that it has full ownership of the said assets.

3. The shareholder assembly and the board of directors of Party A’s enterprise have made the resolution authorizing the transfer.

Article IV    Payment Method and Schedule of Transfer Price

1. The amount of RMB 68,000,000,00 that shall be paid by Party B to Party A must be deposited by wire transfer into the personal bank account of one of the shareholders designated jointly by both members of Party A.  Bank holding the account: Hanyang Industrial Bank Renmin Road 3rd Branch; account title: YANG Baorong; account number: 2604046001021314440.

2. Within 10 days upon the execution hereof, Party B shall pay to Party A 70% of the Transfer Price, i.e., RMB 47,600,000.00 even.

3. Within 3 months after the initial payment, Party A must complete all the certification and permit procedures regarding the gas stations and must have the conditions ready for operation, and Party B shall pay the 25% of the Transfer Price, i.e., 17,000,000.00 even; on the day of receiving the Transfer Price, Party A shall hand over the gas stations for Party B to use.

4. After one year after the handover of the gas station to Party B for operation, Party B shall pay Party A the remaining 5% of the Transfer Price, i.e., RMB 3,400,000.00 even.

Article IV    Handover of Seals, Documents and Assets

1. Upon receiving the 70% of the Transfer Price, i.e., RMB 47,600,000.00 even, from Party B, Party A shall hand over all the original documents set forth herein to Party B for its use; Party B shall sign and affix the seal on the handover list and must at the same time confirm on the corresponding copies that there are no discrepancies found in the verification between the originals and the copies of the said documents and give the copies to Party A for record.

2. Due to the difficulty in separating Hanyang, its the gas station assets, all the structures, both above and under the ground, within the ground area of the gas station, operation facilities and equipment, Party A and Party B must dispatch inspectors to audit/inventory, verify and ensure that there are no discrepancies prior to executing this Agreement.

3. On the day of receiving the 70% of the Transfer Price, i.e., RMB 47,600,000.00 even, from Party B, Party A and Party B will confirm, on the set of two copies of seal print sample, Hanyang’s seal mold currently used by Party A; Hanyang’s seal currently used by Party A shall be placed in the joint custody of both Party A and Party B until the completion of all the change registration procedures; at such time it shall be destroyed jointly by Party A and Party B.  Thereafter, Party B may start using the new Hanyang seal.

Article V    Assumption of Credit and Debt Obligations Prior to and After the Execution of This Agreement

1. Prior to the execution of this Agreement and the handover of the gas stations, Party A shall be responsible for all the civil credit and debt obligations under Hanyang and its gas stations; after the execution of this Agreement and the handover of the gas stations, Party B shall be responsible for all the civil credit and debt obligations under Hanyang and its gas stations.

2. If, before the change, the government agencies seek payment from, or assess penalty, on Hanyang, the responsible party (the party actually in violation of laws and regulations) shall handle the situation and bear the corresponding legal consequences.

3. The company and its gas stations shall not sell, transfer, pledge or dispose of in any other form the equity interest each holds to any third party.

4. For the purpose of this acquisition, Party A and Party B must actively assist each other during the transition period and settle all the issues arising from Party B’s operation.

Article VI    Confidentiality Obligation

Party A and Party B warrant that each shall have confidentiality obligation regarding the financial, legal, corporate governance or all other information obtained in connection herewith.  Neither party can reveal this Agreement to any party other than the parties hereto; otherwise the party in violation of this confidentiality obligation shall compensate the other party for all the resulting economical loss.

Article VII    Default

1. Failure on the part of Party A to fulfill the handover and change registration obligations on time as set forth herein constitutes default; for each day in default, Party A shall pay a default penalty equivalent to 0.02% of the Transfer Price to Party B.

2. Failure on the part of Party B to make payment for the Transfer Price on time as set forth herein constitutes default; for each day in default, Party B shall pay a default penalty equivalent to 0.02% of the Transfer Price to Party A.

3. If one party’s default causes economical loss that exceeds the foresaid default penalty, then the party in default shall compensate the other party for actual loss.

4. If Party B is not able to accept the handover within 30 days after the day on which Party A completes all the relevant procedures and requests the acceptance of the gas stations, Party A has the right to terminate this Agreement.  Once Party B accepts the handover of the gas stations, Party A shall have not right to demand termination hereof.

Article VIII    Resolution of Disputes

Any dispute arising from or in connection with this Agreement should be settled through negotiation by the two parties.  If negotiation fails, it must be submitted to the competent People’s Court.

Article IX    Other Provisions

1. This Agreement takes effect after it is signed and affixed seal by both parties.

2. The two parties may negotiate and make amendments hereof and supplements hereto for all matters not yet covered herein; all amendments and supplements hereto shall have equal legal effect.

3. This Agreement has one set of 8 copies, with 4 copies to each party, and all of them have the equal legal effect.

Party A	WU Yang (signature) YANG Baorong (signature) Hanyang Jinzheng Petroleum Sales Co. Ltd (seal)

Party B Representative:	Xi'an Baorun Industrial (seal) XIANG Xiaoqiang (signature)

Date: December 13, 2009

Place: Xi’an